CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.                                                          EXHIBIT 10.108

BOEHRINGER INGELHEIM
BOEHRINGER INGELHEIM                                 Board of Managing Directors
INTERNATIONAL GMBH                                           Dr. Herlbert Johann
                                                                      (Chairman)
Our reference BPG Dr.Mi/sk                         Prof. Dr. Dr. Lic. Rolf Krebs
amendment2202.doc                                                (Vice Chairman)
                                                          Dr. Hans-Jorgen Leuchs
                                                           Dr. Claus D. Rohleder
Dr. David Mitchand
Phone   +49/61 32/77-34 08                               Seat Ingelheim am Rhein
Fax     +49/61 32/77-35 83                                   Commercial Register
                                                                Bingen HR B 1063

                                                                Deutsche Bank AG
                                                                 BLZ 550 7000 40
                                                            Account No. 0122 5BO
Binger Strasse 173
D-55216 Ingelheim am Rhein
Germany
Phone   +49/61 32/77-0
Fax     +49/61 32/72-0
www.boehringer-ingelheim.com


14 June 1999


AxyS Pharmaceuticals, Inc.
11099 North Torrey Pines Road
Suite 160
La Jolla, CA  92037
U.S.A.


AGREEMENT OF JUNE 12, 1995 BETWEEN BOEHRINGER INGELHEIM INTERNATIONAL GMBH ("BI") AND SEQUANA THERAPEUTICS, INC. (NOW AXYS PHARMACEUTICALS, INC.) ("AXYS") AS AMENDED (THE "AGREEMENT").


Dear Mr. Petree

We are writing to confirm our agreement to amend certain provisions of the Agreement. The background to this amendment is both Parties' understanding that [ * ]. AxyS will [ * ].

BI's interest in the remaining collaboration is limited to [ * ]. The Parties agree that each Party is [ * ], as described below.

Specifically, the provisions of this Amendment are as follows:

1.9 "BI Patent": The words "based on or incorporating data derived through the use of Results, or" shall be inserted after the words "owned or controlled by BI".




                                       1.

1.33 "Research Term": The words "fifth anniversary of the Effective Date" are deleted and replaced by "June 30, 1999".

1.37 "Sequana Patent": The words "based on or incorporating data derived through the use of Results, or" shall be inserted after the words "owned or controlled by Sequana".

2.3.2 "Sequana Research Obligations": As from February 1, 1999, AxyS' commitment to the Research is reduced from [ * ] to [ * ] FTE's.

2.3.4 "BI Funding Obligations": An additional sentence is added at the end as follows: "BI's funding obligations for AxyS researchers involved in the Research will end June 30, 1999.".

2.5     [ * ].

2.7.3 [ * ] AxyS agrees to provide BI by September 30th 1999 with [ * ] from the [ * ] collection and [ * ] from the [ * ] collections, in AxyS' possession.

2.8 [ * ] AxyS agrees to transfer to BI in electronic form by September 30th 1999 the [ * ] from the [ * ] collections.

Article 4: The development milestones in 4.1.1 and the royalties in 4.2 will [ * ].

[ * ], BI will pay AxyS [ * ] on the Net Sales of any BI Product [ * ].

[ * ], BI will pay AxyS [ * ] on the Net Sales of such BI Product.  [ * ].

Notwithstanding the above, royalty payments will [ * ].

4.11 [ * ] BI's obligation to [ * ] shall end on [ * ].

Article 5 "Grant of Licenses": In addition to the rights granted in Article 5, each Party grants the other a fully paid-up, non-exclusive perpetual license to [ * ]. Each Party shall have the [ * ].

In the event that pursuant to the rights granted BI under the Agreement and this Amendment, BI [ * ], BI agrees to [ * ].

5.1.2 "Technology License for Commercialization of BI Products": This clause is deleted in its entirety and replaced with the following:

"Subject to the terms and conditions of this Agreement, Sequana grants to BI:

(a) an exclusive, even as to Sequana, worldwide license, with the right to sublicense pursuant to Article 5.3.1 under the (i) Sequana Technology and (ii) Sequana's interest in the Joint Results and Joint Patents, to make, have made, and use Compounds based on data derived [ * ] and to make, have made, use and sell BI Products based on data derived [ * ], including all activities necessary to discover and develop such Compounds and BI Products.




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       2.

(b) a non-exclusive, worldwide license, with the right to sublicense pursuant to Article 5.3.1 under the (i) Sequana Technology and (ii) Sequana's interest in the Joint Results and Joint Patents, to make, have made, and use Compounds based on data derived [ * ], and to make, have made, use and sell BI Products based on data derived [ * ], including all activities necessary to discover and develop such Compounds and BI Products."

6.1     [ * ].

8.1 "Obligation of Non-Disclosure": The following sentence shall be added to the end of the clause: "Notwithstanding the terms of Article 8, each Party will be permitted to disclose the Confidential Information of the other Party to Third Parties only to the extent required to exercise the rights granted each Party under the Agreement and this Amendment."

Article 10 "Property Rights and Patents": BI retains [ * ].

Except as modified above, the Agreement remains in full force and effect.

Please signify your agreement to the above by your signing below and returning one of the originals to us. This letter will then constitute an amendment of the Agreement effective June 14, 1999.


Best Regards                                Agreed on behalf of
BOEHRINGER INGELHEIM                        AxyS Pharmaceuticals, Inc.
INTERNATIONAL GmbH                          by
ppa.


/s/ B. Wetzel             /s/ H. Muller     /s/ D. H. Petree
Prof. Dr. B. Wetzel       H. P. Muller      Daniel Petree
                                            President & COO

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                                       3.